 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 11, 2015

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2015, the Registrant’s Board of Directors increased the number of Directors which constitute the entire Board of Directors to ten and elected Robert B. Aiken, Jr. to the Board.  The Board also appointed Mr. Aiken as a member of the Executive Committee and Finance Committee of the Board.  Mr. Aiken will serve as a Class II director and has been nominated by the Board for reelection by the stockholders when his term expires at the 2015 annual meeting of stockholders.

Mr. Aiken will receive compensation pursuant to the Summary of Director Compensation which has been described in the Company’s proxy statement for Registrant’s 2014 annual meeting of stockholders that was filed with the Securities and Exchange Commission on April 9, 2014.

A Press Release announcing the election of Mr. Aiken to the Board of Directors of the Registrant is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1*	Press Release, dated February 17, 2015, announcing the election of Robert B. Aiken Jr. to the Board of Directors of the Registrant.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.
Date: February 17, 2015	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary